         AGREEMENT, dated this ____ day of _______ 1998 by and between HARVEY ELECTRONICS, INC., a New York corporation (the "Company"), and REGISTRAR AND TRANSFER COMPANY, as Warrant Agent (the "Warrant Agent").

         WHEREAS, in connection with (i) the offering to the public of up to 950,000 shares of Common Stock, par value $.01 per share of the Company ("Common Stock"), and up to 1,450,000 redeemable warrants each warrant entitling the holder thereof to purchase one share of Common Stock ("Redeemable Warrants"; the shares of Common Stock and Redeemable Warrants sometimes collectively referred to as the "Securities"); (ii) the over-allotment option to purchase up to 142,500 shares of Common Stock from the Company as to 42,500 such shares and a selling shareholder as to 100,000 of such shares and/or 217,500 Redeemable Warrants (the "Over-allotment Option"); and (iii) the sale to The Thornwater Company, L.P. ("Representative"), as representative of the several underwriters (individually "Underwriter" and collectively "Underwriters"), its successors and assigns of a warrant (the "Representative's Warrant") to purchase up to 95,000 shares of Common Stock and/or 145,000 Redeemable Warrants, being identical to the Securities being sold to the public except the price to purchase one share of commone stock shall be $7.425 (the warrants issuable upon the exercise of the Representative's Warrant are referred to as the "Common Stock Warrants"), the Company will issue up to 1,667,500 Redeemable Warrants and may issue up to 145,000 Common Stock Warrants (subject to increase as provided in the Representative's Warrant Agreement); and

         WHEREAS, the Company desires to provide for the issuance of certificates representing the Redeemable Warrants and the Common Stock Warrants (collectively, the "Warrants"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the Underwriters, the holders of certificates representing the

Warrants and the Warrant Agent, the parties hereto agree as follows:

         SECTION 1.        Definitions
                           -----------

                Capitalized terms used herein and not otherwise defined shall have the meaning given thereto in the Underwriting Agreement. As used herein, the following terms shall have the following meanings, unless the context shall other-wise require:


                           (a) "Common Stock" shall mean the common stock of the
Company, par value $.01 per share.

                           (b) "Corporate Office" shall mean the office of the
Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at
_____________________________.

                           (c) "Exercise Date" shall mean, subject to the
provisions of Section 5(b) hereof, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder hereof with such Registered Holder's signature guaranteed, and (ii) payment in cash or by bank or cashier's check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price.

                           (d) "Initial Warrant Exercise Date" shall mean
_____________, 2000, or such earlier date as to which the Representative shall have consented, provided if the Representative shall have consented to an earlier Initial Warrant Redemption Date the Initial Warrant Exercise Date shall be the same as the Initial Warrant Redemption Date.

                           (e) "Initial Warrant Redemption Date" shall mean
__________, 2000 or such earlier date as to which the Representative shall have consented.

                           (f) "Purchase Price" shall mean, subject to
modification and adjustment as provided in Section 8, _____ per share of Common Stock as to the Redeemable Warrants or $7.425 per share of Common Stock, as to the Common Stock Warrants.

                           (g) "Registered Holder" shall mean the person in
whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

                           (h) "Subsidiary" or "Subsidiaries" shall mean any
corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

                           (i) "Transfer Agent" shall mean Registrar and
Transfer Company, or its authorized successor.

                           (j) "Underwriting Agreement" shall mean the
underwriting agreement dated as of __________, 1998 between the Company and

Representative, relating to the purchase for resale to the public of the Securities.

                           (k) "Representative's Warrant Agreement" shall mean
the agreement dated as of __________, 1998 between the Company and Representative relating to and governing the terms and provisions of the Representative's Warrants.

                           (l) "Warrant Certificate" shall mean a certificate
representing each of the Warrants substantially in the form annexed hereto as Exhibit A.

                           (m) "Warrant Expiration Date" shall mean, unless the
Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (Eastern time) on ____________ __, 2003 or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, than 5:00 p.m. (Eastern time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

SECTION 2. Warrants and Issuance of Warrant Certificates.

                           (a) Each Warrant shall initially entitle the
Registered Holder of the Warrant Certificate representing such Warrant to purchase at the Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8.

                           (b) Upon execution of this Agreement, Warrant
Certificates representing 1,450,000 Redeemable Warrants to purchase up to an aggregate of 1,450,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

                           (c) Upon exercise of the Over-allotment Option, in
whole or in part as to the Redeemable Warrants, and payment of the applicable sums, Warrant Certificates representing up to 195,000 Redeemable Warrants to purchase up to an aggregate of 195,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

                           (d) Upon exercise of the Representative's Warrant as
to the Common Stock Warrants as provided therein, and payment of the applicable exercise price, Warrant Certificates representing 145,000 Common Stock Warrants to purchase up to an aggregate of up to 145,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof and in the Underwriter's Warrant Agreement), shall be executed by the Company and delivered to the Warrant Agent.


                           (e) From time to time, up to the Warrant Expiration
Date, as the case may be, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7,
(iv) Warrant Certificates issued upon exercise of the Representative's Warrants (including Common Stock Warrants in excess of 145,000 Representative's Warrants issued as a result of the anti-dilution provisions contained in the Underwriter's Warrant Agreement), and (v) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common

Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 8 hereof.

         SECTION 3. Form and Execution of Warrant Certificates.
                    ------------------------------------------

                           (a)The Warrant Certificates shall be substantially in
the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates). Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

SECTION 4. Exercise.

           ---------

                           (a) Warrants may be exercised commencing at any time
on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 5 and 9 hereof) and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof with such Registered Holder's signature guaranteed, together with payment in cash or by bank or cashier's check made payable to the order of the Company, of an amount in lawful money, of the United States of America equal to the applicable Purchase Price, has been received in good funds by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date and in any event within five business days after such date, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to subsection (b) below, shall cause all payments of an amount in cash or by check made payable to the order of the Company, equal to the Purchase Price, to be deposited promptly in the Company's bank account.

                           (b) At any time upon the exercise of Warrants after
one year and one day from the date hereof, (i) the Market Price (as hereinafter defined) of the Company's Common Stock is equal to or greater than the Purchase Price, (ii) the exercise of the Warrant is solicited by an Underwriter at such time as such Underwriter is a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made in documents provided to the holders of the Warrants, and (v) the solicitation of the Warrant is not in violation of Regulation M promulgated under the Securities Exchange Act of 1934, then the soliciting Underwriter shall be entitled to receive from the Company upon exercise of each of the Warrants so exercised, a fee of five percent (5%) of the aggregate price of the Warrants so exercised (the "Exercise Fee"). Within five (5) days after the end of each month, commencing in _______ 1999, the Warrant Agent will notify the Representative of each Warrant Certificate which has been properly completed for exercise by holders of Warrants during the last month. The Warrant Agent will provide the Representative with such information, in connection with the exercise of each Warrant, as the

Representative shall reasonably request. The Company hereby authorizes and instructs the Warrant Agent to deliver to the soliciting Underwriters, if known to the Warrant Agent, or to the Representative if not so known, the Exercise Fee promptly after receipt by the Warrant Agent from the Company of a check payable to the order of the appropriate Underwriter in the amount of the Exercise Fee. The Warrant Agent shall not issue the shares of Common Stock issuable upon exercise of the Warrants until receipt and forwarding of such check, provided that no check need be issued unless the amount thereof is at least $1,000 (including Exercise Fees previously earned, but not paid by reason of the application of this provision). In the event that an Exercise Fee is paid to an Underwriter with respect to a Warrant which was not properly completed for exercise or in respect of which such Underwriter is not entitled to an Exercise Fee, such Underwriter will return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company. The Representative and the Company may at any time after ____________ ___, 1999, and during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of warrants. Notwithstanding any provision to the contrary, the provisions of this Section 4(b) may not be modified, amended or deleted without the prior consent of the Representative.

                           (c) The Company shall not be obligated to issue any
fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fractional interest shall be eliminated.

                           (d) Anything in this Section 4 notwithstanding, no
Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act") covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant.

SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc.
           ------------------------------------------------------

                           (a) The Company covenants that it will at all times
reserve and keep available out of its authorized Common

Stock, solely for the purpose of issuance upon exercise of warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issuance thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

                           (b) The Company covenants that, so long as any
unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the registration statement, Form SB-2, Registration No. 333-42121 (the "Registration Statement"), filed pursuant to the Act with respect to the Warrants (or other appropriate registration statements or post-effective amendment or supplements) as may be necessary to permit it to deliver to each person exercising a Warrant, a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person. To the extent that during any period it is not reasonably likely that the Warrants will be exercised, due to market price or otherwise, the Company need not file such a post-effective amendment during such period. The Company will use its reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws; provided the Company shall not be required to qualify to do business as a foreign corporation or file a general consent to the services of process in any such jurisdiction. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

                           (c) The Company shall pay all documentary, stamp or
similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                           (d) The Warrant Agent is hereby irrevocably
authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

SECTION 6. Exchange and Registration of Transfer.
           --------------------------------------

                           (a) Warrant Certificates may be exchanged for other
Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and, upon satisfaction of the terms and conditions hereof, the Company shall execute and the Warrant's Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                           (b) The Warrant Agent shall keep, at such office,

books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                           (c) With respect to any Warrant Certificates
presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof with such Registered Holder's signature guaranteed.

                           (d) A service charge may be imposed by the Warrant
Agent for any exchange, registration or transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                           (e) All Warrant Certificates surrendered for exercise
or for exchange shall be promptly canceled by the Warrant Agent.

                           (f) Prior to due presentment for registration or
transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

SECTION 7. Loss or Mutilation.
           -------------------

                  Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable costs and expenses as the Warrant Agent may impose.

SECTION 8. Adjustment of Purchase Price and reasonable charges as the Warrant
           ------------------------------------------------------------------
Agent may prescribe.
--------------------
                                     (a) Except as hereinafter provided, in the
event the Company shall, at any time or from time to time after the date hereof,

sell any shares of Common Stock for a consideration per share less than the closing bid price of the Common Stock as reported on NASDAQ, if traded on the OTC Electronic Bulletin Board or NASDAQ Small Cap Market or the last sales price, if listed on NASDAQ National Market or a national exchange, in either case, on the trading date next preceding such sale (the "Market Price"), or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter immediately before the date of such sale or the record date for each Change of Shares, the Purchase Price for the shares of Common Stock issuable upon exercise of the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of (a) the Purchase Price in effect immediately before such Change of Shares and (b) the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, and (ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such sale, issuance, subdivision or combination, by (B) the Market Price; by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares, however, that in no event shall the Purchase Price be adjusted pursuant too this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 8(h) hereof.

                           (b) For the purposes of any adjustment to be made in
accordance with this Section 8(a) the following provisions shall be applicable:

                                     (A) In case of the issuance or sale of
                  shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price (before deducting any commissions or any expenses incurred in connection therewith), if shares of Common Stock are offered by the Company for subscription, or
                  (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

                                     (B) In case of the issuance or sale

                  (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                                     (C) Shares of Common Stock issuable by way
                  of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                                     (D) The reclassification of securities of
                  the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this Section 8(a).

                                     (E) The number of shares of Common Stock at
                  any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  (ii) Upon each adjustment of the Purchase Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

                                     (c) In case the Company shall at any time
after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 8(a) and as provided below) less than the Market Price, (including the issuance of any such securities without consideration such as by way of dividend or other distribution), the Purchase Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of
Section 8(a) hereof, provided that:

                           (A) The aggregate maximum number of shares of Common
Stock issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                  (B) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities

(assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (B) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                           (C) If any change shall occur in the exercise price
per share provided for in any of the options, rights or warrants referred to in subsection (A) of this section 8(c), or in the price per share or ratio at which the securities referred to in subsection (3) of this Section 8(c) are convertible or exchangeable and if a change in the Purchase Price has not occured by reason of the event giving rise to the change in the price per share of such other options, rights, warrants or convertible or exchangeable securities, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

                           (d) In case of any reclassification or change of
outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation
(other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and the Company shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a) and (b). The above provisions of this
Section 8(d) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                           (e) Irrespective of any adjustments or changes in the
Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(e) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

                           (f) After each adjustment of the Purchase Price
pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of

Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                           (g) No adjustment of the Purchase Price shall be made
as a result of or in connection with (A) the issuance or sale of the Representative's Warrant or the Securities underlying the Representative's Warrant, (B) the issuance or sale of the securities pursuant to the Initial Public Offering, including the Option Securities and the securities underlying the Securities, (C) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, or (D) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.02 for one share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.02 for one share of Common Stock. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

                           (h) Subdivision and Combination. In case the Company
shall at any time issue any shares of Common Stock in connection with a stock dividend in shares of Common Stock or subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of a stock dividend or a subdivision or increased in the case combination.

         SECTION 9. Redemption.
                    -----------

                           (a) Commencing on the Initial Warrant Redemption
Date, the Company may, on thirty (30) days prior written notice redeem all the Redeemable Warrants at $.10 per Redeemable Warrant, provided, however, that before any such call for redemption of Warrants can take place, the (A) average closing bid price for the Common Stock in the over-the-counter market as reported by the NASD Automated Quotation System or
(B) the average closing sale price on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, shall have for twenty (20) consecutive trading days ending on the 3rd day prior to the notice of redemption exceeded 150% of the Purchase Price (initially $____ per share of Common Stock) (subject to adjustment in the event of any stock splits or other similar events as provided in Section 8 hereof). All Redeemable Warrants must be redeemed if any are redeemed.

                                     (b) In the event the Company exercises its
right to redeem all of the Redeemable Warrants, it shall give or cause to be given notice to the Registered Holders of the Redeemable Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, within 30 calendar days of the aforementioned twenty (20) consecutive trading days and not later than the twentieth (20th) day before the date fixed for redemption, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. At the time of the mailing to the Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to the Representative a similar notice telephonically and confirmed in writing together with a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned) to whom such notice of redemption has been or will be given.

                                     (c) The notice of redemption shall specify
(i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the

Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                                     (d) Any right to exercise a warrant shall
terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

         SECTION 10. Concerning the Warrant Agent.
                     -----------------------------

                           (a) The Warrant Agent acts hereunder as agent and in
a ministerial capacity for the Company and the Representative, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

                           (b) The Warrant Agent shall not at any time be under
any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same, it shall not
(i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

                           (c) The Warrant Agent may at any time consult with
counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                           (d) Any notice, statement, instruction, request,
direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, Vice-Chairman or

Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

                           (e) The Company agrees to pay the Warrant Agent
reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

                           (f) The Warrant Agent may resign its duties and be
discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company doing business in New York, New York. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

                                     (g) Any corporation into which the Warrant
Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

                                     (h) The Warrant Agent, its subsidiaries and
affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                                     (i) The Warrant Agent shall retain for a
period of two years from the date of exercise any Warrant Certificate received by it upon such exercise, marked to indicate its cancellation thereof in accordance with Section 6(e) hereof.

         SECTION 12. Modification of Agreement
                     -------------------------

                  The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement without the approval of any holders of Warrants (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of warrant certificates; or (iii) which may be required by law; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 50% of the Warrants then outstanding; provided, further, that no change in the number of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, shall be, made without the consent in writing of the Registered Holder of the Warrant Certificate, other than such changes as are specifically permitted or prescribed by this Agreement as originally executed. In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of the Representative, other than (i) to cure any ambiguity or to correct any provision which is inconsistent or which is a manifest mistake or error; (ii) to make any such change that is necessary or desirable and which shall not adversely affect the interests of the Representative; or (iii) except as may be required by-law.

         SECTION 13. Notices.
                     --------

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or five days after mailed first-class postage prepaid, or upon receipt when sent by facsimile, with confirmation received, if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at 205 Chubb Avenue Lyndhurst, New Jersey 07071, Attention: Chairman, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office. Copies of any notice delivered pursuant to this Agreement shall be delivered to The Thornwater Company, L.P., 107A East 37th Street, New York, New York 10016, Attention: President, or at such other addresses as may have been furnished to the Company and the Warrant Agent in writing.

         SECTION 14. Governing Law.
                     --------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

         SECTION 15. Binding Effect.
                     ---------------

                  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation. The Representative is, and shall at all times irrevocably be deemed to be, a third-party beneficiary of this Agreement, with full power, authority and standing to enforce the rights granted to it hereunder. In the event of any conflict relating to the Representative's Warrant between the terms hereof and the terms of the Underwriter's Warrant Agreement, the terms of the Underwriter's Warrant Agreement shall prevail.

         SECTION 16. Counterparts.
                    --------------

         This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                            HARVEY ELECTRONICS, INC.



                        By: ____________________________

                            Michael Recca, Chairman

[SEAL]

                            REGISTRAR AND TRANSFER COMPANY


                            By:  ____________________________

                                                           [SEAL]

                                    Exhibit A
                                    ---------

No. HEW________                              VOID AFTER 5:00 P M on _____, 2001


                                                            _________ WARRANTS

                        REDEEMABLE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

                            HARVEY ELECTRONICS, INC.

NO.  _______                                                CUSIP:   776378101


THIS CERTIFIES THAT, FOR VALUE RECEIVED _____________________ or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.01 par value, of Harvey Electronics, Inc., a New York corporation (the "Company"), at any time from __________ __, 2000 and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Registrar and Transfer Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $____ per share, subject to adjustment (the "Purchase Price"), in lawful-money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _______, 1998, by and between the Company and the Warrant Agent.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 P.M. (New York time) on __________ __, 2003. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, and unless during any period it is not reasonably likely that the Warrants will be exercised, it will file a registration statement under the Act, use its best efforts to cause the same to become effective, keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.


                  Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, at any time commencing after ___________ __, 2000 provided that (i) the average closing bid price for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or (ii) the average closing sale price on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or (iii) the average closing sale price on NASDAQ, if the Common Stock is quoted on NASDAQ, shall have for twenty
(20) consecutive trading days ending on the third (3rd) day prior to the Notice of Redemption, as defined below, exceeded 150% of the exercise price (initially $____ per share) of the Redeemable Warrants (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the twentieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

                Under certain circumstances, The Thornwater Company, L.P., its successors and assigns shall be entitled to receive an aggregate of five percent (5%) of the Purchase Price of the Warrants represented hereby.

                Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant-represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

                This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

                This Warrant Certificate is not, valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:  __________, 1998

                                 HARVEY ELECTRONICS, INC.

                        By:      _______________________

SEAL                             Name:  Michael Recca
                                 Title: Chairman

                        By:      _______________________
                                 Name:  Joseph J. Calabrese
                                 Title: Secretary

COUNTERSIGNED:

REGISTRAR AND TRANSFER COMPANY

as Warrant Agent

By:  ________________________
         Authorized Officer

                                SUBSCRIPTION FORM
                                -----------------

To Be Executed by the Registered Holder in Order to Exercise Warrant

                  The undersigned Registered Holder hereby irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

                  ---------------------------------------
                  ---------------------------------------
                  ---------------------------------------
                  (please print or type name and address)
and be delivered to:

                  ---------------------------------------
                  ---------------------------------------
                  ---------------------------------------

                 (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

         1.       The exercise of this Warrant was solicited by

                  The Thornwater Company, L.P.                         [  ]

         2.       The exercise of this Warrant was solicited by

        -------------------------------------.                         [  ]

         3. If the exercise of this Warrant was not solicited, please check the following box. [ ]

                                          X
                                           ----------------------------------

Dated: _____________, 199__
                                           ----------------------------------

                                           ----------------------------------
                                                     Address

                                           ----------------------------
                                           Social Security or Taxpayer
                                           Identification Number

                                           ----------------------------
                                               Signature Guaranteed

                                           ----------------------------

                                   ASSIGNMENT
                                   ----------

To Be Executed by the Registered Holder
in Order to Assign Warrants

           FOR VALUE RECEIVED, ______________________________,
hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

                      --------------------------------------


                      --------------------------------------

                      --------------------------------------
                     (please print or type name and address)



_______________________________________________________ of the Warrants
represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

------------------------------------

Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ___________________, 199____     X______________________

                                     Signature Guaranteed

                                          ----------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE, WHO IS A MEMBER OF THE MEDALLION PROGRAM.